EXHIBIT 10.1

                          PERSONAL EMPLOYMENT AGREEMENT

THIS PERSONAL EMPLOYMENT AGREEMENT (the "AGREEMENT") is made and entered into with effect from February 2nd , 2012 by and between ORGENESIS LTD. (the "COMPANY"), and Jacob Ben Arie (the "EMPLOYEE").

WHEREAS, the Company wishes to employ the Employee, and the Employee wishes to be employed by the Company, as of the Commencement Date (as such term is defined hereunder); and

WHEREAS, the parties desire to state the terms and conditions of the Employee's employment by the Company, as set forth below.

NOW, THEREFORE, in consideration of the mutual premises, covenants and other agreements contained herein, the parties hereby agree as follows:

GENERAL

1. Position. The Employee's duties and responsibilities shall include but not be limited to those duties and responsibilities customarily performed by a Chief Executive Officer. The Employee shall also serve as Chief Executive Officer of the Company's parent corporation, Orgenesis Inc. (the "PARENT COMPANY"), for no additional consideration. The Employee shall report regularly and shall be subject to the direction and control of the Company's Board of Directors (the "BOARD") and of the Parent Company's Board of Directors (the "PARENT'S BOARD"). The Employee shall perform his duties diligently, conscientiously and in furtherance of best interests of the Company and the Parent Company, in accordance with the instructions of the Board and of the Parent's Board, as applicable. The Employee agrees and undertakes to inform the Company, immediately after becoming aware of any matter that may in any way raise a conflict of interest between the Employee and the Company or the Parent Company. During his employment by the Company, the Employee shall not receive any payment, compensation or benefit from any third party in connection, directly or indirectly, with his position hereunder.

2. Scope of Employment. The Employee will be employed on a full time basis. The Employee shall devote 100% of his entire business time and attention to the business of the Company and the Parent Company. Employee shall not undertake or accept any other paid or unpaid employment or occupation or engage in any other business or volunteer endeavors that will cause Employee to breach his undertakings or obligations to the Company hereunder, without the prior written consent of the Board. Notwithstanding the aforesaid, the Employee shall be permitted, with the prior consent of the Board, to serve as director in companies that do not engage in similar business as the Company and do not compete in any way with the Company, all provided that such engagement with other companies shall not conflict with, or cause the Employee to breach his undertakings or obligations to the Company hereunder. The Company hereby permits the Employee to serve as a director in Jaz Medical Ltd. registration number 51-452635-9, provided that such engagement shall not conflict with, or cause the Employee to breach his undertakings or obligations to the Company hereunder.

3. Employee's Undertakings, Representations and Warranties.

3.1. The Employee represents and warrants that the execution and delivery of this Agreement and the fulfillment of its terms: (i) will not constitute a default under or conflict with any agreement or other instrument to which he is a party or by which he is bound; and (ii) do not require the consent of any person or entity. Further, with respect to any past engagement of the Employee with third parties and with respect to any permitted engagement of the Employee with any third party during the term of his engagement with the Company (for purposes hereof, such third parties shall be referred to as "OTHER EMPLOYERS"), the Employee represents, warrants and undertakes that: (a) his engagement with the Company is and/or will not be in breach of any of his undertakings toward Other Employers, and (b) he will not disclose to the Company, nor use, in provision of any services to the Company, any proprietary or confidential information belonging to any Other Employer.
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3.2. The  Employee  acknowledges  and  agrees  that all  information  technology systems of the Company to which he shall have access are the sole and exclusive property of the Company, and that all such systems are and shall be monitored by the Company regularly, at its discretion. Employee understands, acknowledges and agrees that he should have no expectation of privacy in his use of such systems.

TERM AND TERMINATION OF EMPLOYMENT

4. Term. The Employee's employment by the Company has commenced on February 2nd, 2012 (the "COMMENCEMENT DATE") and shall continue until it is terminated pursuant to the terms set forth herein.

5. Termination at Will. Either party may terminate the employment relationship hereunder at any time by giving the other party a prior written notice as set forth in SCHEDULE A (the "NOTICE PERIOD"). It is clarified that, if the Company is entitled to terminate the employment hereunder, it may terminate the employment relationship with immediate effect upon a written notice to Employee and payment to the Employee of a one time amount equal to the Salary to which the Employee would have been entitled during the Notice Period, in lieu of such prior notice.

6. Termination for Cause. The Company may immediately terminate the employment relationship for Cause, and such termination shall be effective as of the time of notice of the same. "CAUSE" means (a) a material breach of this Agreement;
(b) any willful failure to perform or willful failure to perform competently any of the Board's or the Parent's Board's (as applicable) instructions or any of the Employee's fundamental functions or duties hereunder which was not cured within 7 days following the delivery by the Company of a written notice thereof;
(c) engagement in willful misconduct or acting in bad faith with respect to the Company which was not cured within 7 days following the delivery by the Company of a written notice thereof; or (d) conviction of a felony involving moral turpitude.

7. Notice Period; End of Relations. During the Notice Period and unless otherwise determined by the Company in a written notice to the Employee, the employment relationship hereunder shall remain in full force and effect, the Employee shall be obligated to continue to discharge and perform all of his duties and obligations with Company, and the Employee shall cooperate with the Company and assist the Company with the integration into the Company of the person who will assume the Employee's responsibilities.

COVENANTS

8. Proprietary Information; Assignment of Inventions and Non-Competition. By executing this Agreement and in partial consideration for the Salary (as such term is defined hereunder), the Employee confirms and agrees to the provisions of the Company's Proprietary Information, Assignment of Inventions and Non-Competition Agreement attached as SCHEDULE B hereto.

SALARY AND ADDITIONAL COMPENSATION; INSURANCE; ADVANCED STUDY FUND

9. Salary. The Company shall pay to the Employee as compensation for the employment services a salary in the gross amount set forth in SCHEDULE A (the "SALARY"). Except as specifically set forth herein, the Salary includes any and all payments to which the Employee is entitled from the Company hereunder and under any applicable law, regulation or agreement. The Salary is to be paid to the Employee in accordance with the Company's normal and reasonable payroll practices, after deduction of applicable taxes and like payments.

10. Position of Trust. The Employee agrees that Employee's position is one that requires a special measure of personal trust and loyalty. Therefore, the provisions of the Hours of Work and Rest Law-1951 shall not apply to the Employee and the Employee shall not be entitled to any compensation for working more than the maximum number of hours per week set forth in such Law in addition to the compensation set forth in this Agreement.

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11. Manager's Insurance

11.1.The Company shall contribute at the end of each month during the employment of Employee hereunder, an aggregate amount equal to 13.33% of the Salary for the preceding month to a Managers Insurance (Bituach Menahalim) policy (the "POLICY") or 14.33% of the Salary to a comprehensive pension plan ("PENSION PLAN"), as shall be decided by the Employee, through an agency to be selected by the Company, to be divided as follows: (i) 8.33% towards severance pay (the "COMPANY'S SEVERANCE CONTRIBUTION"); and
     (ii) either (a) in the case of a Policy, 5% toward provident (compensation) payments, subject to deduction of 5% from the Employee's Salary as detailed below; or (b) in the case of a Pension Plan, 6% toward provident (compensation) payments, subject to deduction of 5.5% from the Employee's Salary, as detailed below. In case the employee chooses a Policy, the Company shall pay a percentage of the Salary required in order to insure 75% of the Salary (and in any event no more than 2.5% of the Salary) towards loss of working capacity disability insurance pursuant to the Company's disability insurance. The Employee agrees that the Company shall deduct from the Salary an amount equal to 5% or 5.5% of the Salary, as applicable, for the preceding month, and shall pay such amount as premium payable in respect of the provident compensation component of Policy or the Pension Plan, as the case may be. In the event the Employee elects to be insured under a combination of the Policy and Pension Plan, the Employee may determine the allocation between the two, provided that, in any event the Company's contributions will not exceed the maximum amounts set forth above.

11.2.The Company undertakes to transfer the Policy or the Pension Plan, as applicable, to the Employee within a reasonable time after termination of the Employee's employment with the Company, whether terminated by the Company or the Employee.

11.3.The Company's Severance Contributions will be in lieu of the severance pay that the Employee will be entitled to in the event of his termination, all in accordance with the provisions of Section 14 of the Severance Pay Law, 5723-1963. The Employee's signature on this Agreement represents the Employee's agreement to the content of this section. The Company waives in advance any right it may have in the future for the return of the Company's Severance Contributions, or any of them, unless:

     11.3.1. The Employee's entitlement for severance pay has been deprived by a judgment, under the provisions of sections 16 or 17 of the Severance Pay Law, 5723-1963, and as long as it was so deprived; or

     11.3.2. The employee has withdrawn monies from the Policy or the Pension Plan, as applicable, not in circumstances of death, disability or retirement at the age of 60 or more.

     A copy of the Order and Confirmation Regarding Payments of Employers to the Policy and Pension Plan instead of Severance Pay is attached as SCHEDULE C to this Agreement.

11.4.The  Company's   contribution  to  the  Policy  or  the  Pension  Plan,  as applicable, shall be calculated solely based on the Salary, and the Employee's entitlement to severance pay, if any, shall be calculated solely based on the Salary and no other payment, right or benefit to which the Employee is entitled under this Agreement or by law shall be taken into account in such calculations.

12. Further Education Fund. The Company together with the Employee will maintain a Further Education Fund ("KEREN Hishtalmut"). Each month, the Company shall contribute to such fund an amount equal to 7.5% of the Salary and the Employee shall contribute to such fund an amount equal to 2.5% of the Salary. All of the Employee's aforementioned contributions shall be transferred to the fund by the Company by deducting such amounts from each monthly Salary payment. Notwithstanding the aforesaid, the Employee may instruct the Company in writing to contribute to such fund only the amount that is tax exempted and to increase the Salary (and all related payments) proportionately such that the aggregate cost to the Company for payments made by it to the Employee shall remain the same as if the Company was contributing the full amount to such fund.

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ADDITIONAL BENEFITS

13. Bonuses. The Employee shall be eligible to receive bonuses based upon performance criteria as shall be determined by the Board from time to time. In addition, the Employee shall be entitled to receive a one time incentive bonus in an amount of USD 10,000 (ten thousand) to be paid within 14 days as of the date hereof (the "INCENTIVE BONUS"). The Incentive Bonus shall not be considered as part of the Salary, for the purposes of Section 11 and 12 above or otherwise.

14. Expenses. The Company will reimburse the Employee for business expenses borne by the Employee, provided that such expenses were expressly approved in advance by the Company, and against valid invoices furnished by the Employee to the Company.

15. Vacation. The Employee shall be entitled to the number of paid vacation days during each year as set forth in SCHEDULE A, to be taken at times subject to the reasonable approval of the Board. Up to such number of unused vacation days as set forth in SCHEDULE A may be carried forward from one year to the next and any such carried unused vacation day shall be forfeited without any payment at the end of the second year. The Employee shall not receive payment in lieu of any accrued and unused vacation days, except in the context of his termination in accordance with applicable law.

16. Sick Leave; Recuperation Pay. The Employee shall be entitled to that number of paid sick leave per year as set forth in SCHEDULE A (with unused days to be accumulated up to the limit set pursuant to applicable law), and also to Recuperation Pay ("DMEI HAVRA'A") pursuant to applicable law.

17. Car or Car Expenses. Employee shall be entitled to choose between the following two alternative sections 17.1 or 17.2, with regard to receipt of a Car (as defined below) or Car Expenses (as defined below):

17.1.At the Employee's request, subject to the Company approving and executing an agreement with a leasing company, the Company shall provide the Employee with a car with a listed purchase price of approximately NIS210,000, of make and model pursuant to Company's discretion (the "CAR"), as part of the Company's car leasing arrangement.

     17.1.1. The Car shall be used by the Employee solely for Employee's business and reasonable personal use and for the reasonable use of members of Employee's immediate family; provided that the Company's procedures in respect thereof, as shall be updated by the Company from time to time, are strictly followed. Employee shall take good care of the Car and ensure that the provisions of the insurance policy and Company's rules relating to Car are strictly, lawfully and carefully observed. Employee is aware that in order to provide him with the Car the Company shall lease the Car from a leasing company, and Employee undertakes to strictly comply with the provisions of the leasing agreement.

     17.1.2. The Employee shall bear and pay for the following: (i) all penalties and expenses relating to any violation of law committed in connection with the use of the Car; (ii) all amounts exceeding the agreed fuel usage (as determined by the leasing company or in accordance with Company policy, as applicable); (iii) all amounts which the Company is charged by the leasing company in connection with the use of the Car (other than the monthly leasing cost charged to Company), and including without limitation, any deductible amounts ("HISHTATFUT ATZMIT") charged.

     17.1.3. Employee hereby irrevocably authorizes the Company to set off and deduct all amounts that may be owed to Company under this Section against any and all amounts due to Employee from Company under this Agreement.

     17.1.4. The Company shall gross up the attributed income, in accordance with income tax regulations applicable thereto.

                                       4
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     17.1.5. Employee shall return the Car (together with its keys and any other equipment supplied and/or installed therein by Company) to Company's principal office upon termination of Employee's employment with Company. Employee shall have no rights of lien with respect to Car and/or any other equipment relating thereto as above mentioned.

                                     - or -

17.2.In lieu of a Company Car, Employee shall be entitled to reimbursement of car expenses incurred by Employee, on a monthly basis, in the use of his car for purposes of performance of his duties hereunder, including for travel from his home to work and back (the "CAR EXPENSES"). The amount of the Car Expenses shall be calculated on the basis of the kilometerage to be reported by Employee on a monthly basis, and approved by Company.

     17.2.1. The Employee shall not be entitled to reimbursement of the following: (i) all penalties and expenses relating to any violation of law committed in connection with the use of the car with respect to which Car Expenses are paid;

     17.2.2. Employee shall bear any and all taxes and/or other compulsory payments applicable with respect to the Car Expenses and Company shall deduct said taxes and/or compulsory payments at source.

     17.2.3. For the  removal  of  doubt,  it is hereby  clarified  that the Car
          Expenses  shall not  constitute  part of the  Salary for  purposes  of
          Section 911 and 12 above or otherwise.

17.3.The payment to the  Employee of the Car  Expenses or the  provision  to the
     Employee of the Car shall include reimbursement of Employee's transportation expenses in the amount to be determined in accordance with governmental directives published from time to time and binding on the Company (TZAVEI HARCHAVA), with respect to the employer's participation in an employee's transportation expenses from his home to work and back.

18. Additional Benefits. The Employee shall be entitled to additional benefits as set forth in SCHEDULE A.

19. MISCELLANEOUS

19.1. The laws of the State of Israel shall apply to this Agreement and the sole and exclusive place of jurisdiction in any matter arising out of or in connection with this Agreement shall be the Tel-Aviv Regional Labor Court.

19.2. The provisions of this Agreement are in lieu of the provisions of any collective bargaining agreement, and therefore, no collective bargaining agreement shall apply with respect to the relationship between the parties hereto (subject to the applicable provisions of law).

19.3. No failure, delay of forbearance of either party in exercising any power or right hereunder shall in any way restrict or diminish such party's rights and powers under this Agreement, or operate as a waiver of any breach or nonperformance by either party of any terms of conditions hereof.

19.4. In the event it shall be determined under any applicable law that a certain provision set forth in this Agreement is invalid or unenforceable, such determination shall not affect the remaining provisions of this Agreement unless the business purpose of this Agreement is substantially frustrated thereby.

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
19.5. The preface and schedules to this Agreement constitute an integral and indivisible part hereof. This Agreement constitutes the entire understanding and agreement between the parties hereto, supersedes any and all prior discussions, agreements and correspondence with regard to the subject matter hereof, and may not be amended, modified or supplemented in any respect, except by a subsequent writing executed by both parties hereto.

19.6. The Employee acknowledges and confirms that all terms of the Employee's employment are personal and confidential, and undertakes to keep such term in confidence and refrain from disclosing such terms to any third party.

     IN WITNESS WHEREOF the parties have signed this Agreement as of the date first hereinabove set forth.

Orgenesis Ltd.


                                             /s/ Jacob Ben Arie
-----------------------------------          -----------------------------------
By:                                          Jacob Ben Arie
   --------------------------------
Title:
      -----------------------------

                                       6
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                                   SCHEDULE A

1.  Name of Employee:                        Jacob Ben Arie

2.  ID No. of Employee:

3.  Address of Employee:                     70 Denya Street, Haifa

4.  Notice Period:                           30 (thirty days).

5.  Salary:                                  Gross  amount of NIS 40,000  (forty
                                             thousand).

6.  Vacation Days Per Year:                  25 (twenty five) days

7.  Maximum Accumulated Vacation Days:       25   (twenty   five)  days  may  be
                                             accumulated from the previous year,
                                             such  that  the   total   available
                                             vacation days at any time (previous
                                             year and current  year) shall be no
                                             more than 50 (fifty) days.

8.  Sick Leave Days Per Year:                In accordance with applicable law

9.  Options:                                 As set forth in Schedule 1.

10. Phone and internet Expenses:             The  Company   shall   provide  the
                                             Employee with a cellular  phone and
                                             internet  connection  at  home  and
                                             bear all related expenses.


                                       7
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                                   SCHEDULE 1

     Subject to the approval of the board of directors of the Parent Company of an Employee Stock Option Plan, with such terms and conditions as such board may approve in its sole discretion (the "PLAN") and of the grant of the Options (as defined below), in its sole discretion, the Parent Company will grant the Employee options (the "OPTION") under the Capital Gains Track of Section 102 of the Israeli Tax Ordinance, with the following terms and conditions, subject to the provisions of the Plan and to Employee signing on the Company's customary Option Agreement and any and all other documents the Company may request its employees to sign in connection with option grants:

1. Number of Shares subject to Option:      2,781,905  shares of common stock of
                                            the Parent Company, par value $0.001
                                            each  (as  may  be  adjusted  due to
                                            stock split, reverse stock split and
                                            the like).

2. Exercise Price:                          USD 0.69 per share of common stock.

3. Vesting:                                 The Options will vest quarterly over
                                            a  period  of  36  months  from  the
                                            Commencement Date.

4. Sale of Company                          In the  event  that the  Company  is
                                            sold, either by way of buyout of 90%
                                            or more of its shares or sale of all
                                            the  assets  of  the  Company   (the
                                            "Buyout")   at  a  time   when   the
                                            Exercise   Price   is  equal  to  or
                                            greater  than the  Buyout  price (so
                                            that the Employee  would not benefit
                                            from the Option exercise on Buyout),
                                            one fifth of the Employee's options,
                                            or  556,381  of the  Options  may be
                                            exercised  at a price of  $0.01  per
                                            share   immediately   prior  to  the
                                            Buyout.

5. Miscellaneous:                           Any   Option   (whether   vested  or
                                            unvested)  that  was  not  exercised
                                            into  shares  will  expire  90  days
                                            following    the    later   of   the
                                            termination of Employee's employment
                                            with  the   Company   (unless   such
                                            termination  was for  Cause in which
                                            case they shall  expire  immediately
                                            upon  such   termination),   or  the
                                            termination  of any  other  form  of
                                            engagement  between the Employee and
                                            the   Company,   all  as   shall  be
                                            detailed in the Plan.

6. Tax: All tax consequences arising from the grant, exercise of the Options or the payment of the exercise price of the Options covered thereby shall be borne solely by the Employee and the Company shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source.

                                   SCHEDULE B

Name of Employee:       Jacob Ben Arie

ID No. of Employee:

GENERAL

1. Capitalized terms herein shall have the meanings ascribed to them in the Personal Employment Agreement to which this Schedule is attached (the "AGREEMENT"). For purposes of any undertaking of the Employee toward the Company, the term "Company" as used in this Schedule shall include the Parent Company and any subsidiaries and affiliates of each of the Company and the Parent Company. The Employee's obligations and representations and the Company's rights under this Schedule shall apply as of the Commencement Date, regardless of the date of execution of the Agreement.

CONFIDENTIALITY; PROPRIETARY INFORMATION

2. "PROPRIETARY INFORMATION" means confidential and proprietary information concerning the business and financial activities of the Company, (including without limitation patents, patent applications, trademarks, copyrights and other intellectual property, and information relating to the same, technologies and products (actual or planned), know how, inventions, research and development activities, inventions, trade secrets and industrial secrets, and also confidential commercial information including investments, investors, employees, customers, suppliers, marketing plans, etc.), whether documentary, written, oral, computer generated, or any other form fixed or unfixed. For clarity and without limiting the foregoing, Proprietary Information may be provided to the Employee by the Company; additionally, Proprietary Information may arise from the services of the Employee under the Agreement. Proprietary Information shall also include information of the same nature which the Company may obtain or receive from third parties, and it includes Company Inventions (as such term is defined hereunder).

3. Proprietary Information shall not include information that (i) was known to Employee prior to Employee's association with the Company, as evidenced by written records; (ii) is or shall become part of the public knowledge except as a result of the breach of the Agreement or this Schedule by Employee; or (iii) is or becomes available to the Employee on a non-confidential basis from a source other than the Company, unless the Employee knows or should reasonably know that such source is prohibited from disclosing the information to the Employee by a contractual, fiduciary or other legal obligation to the Company.

4. Employee recognizes that the Company received and will receive confidential or proprietary information from third parties, subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. In connection with such duties, such information shall be deemed Proprietary Information hereunder, MUTATIS MUTANDIS.

5. Employee agrees that all Proprietary Information, which includes all patents, trademarks, copyrights and other intellectual property and ownership rights in connection therewith, shall be the sole property of the Company its subsidiaries and their assigns (except as expressly provided herein). At all times, both during the employment relationship and after the termination of the engagement between the parties, Employee will keep in confidence and trust all Proprietary Information, and will not use or disclose any Proprietary Information or anything relating to it without the written consent of the Company or its subsidiaries, except as may be necessary in the ordinary course of performing Employee's duties under the Agreement.

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
6. Upon termination of Employee's engagement with the Company, Employee will promptly deliver to the Company all documents and materials of any nature pertaining to Employee's engagement with the Company, and will not take with him any documents or materials or copies thereof containing any Proprietary Information.

DISCLOSURE AND ASSIGNMENT OF INVENTIONS

7. "INVENTIONS" means any and all inventions, improvements, designs, concepts, techniques, methods, systems, processes, know how, works, computer software programs, databases, mask works and trade secrets, whether or not patentable, copyrightable or protectable as trade secrets; "COMPANY INVENTIONS" means any Inventions that are made or conceived or first reduced to practice or created by Employee, whether alone or jointly with others, during the period of Employee's engagement with the Company, and which are: (i) developed using equipment, supplies, facilities or Proprietary Information of the Company, (ii) result from work performed by Employee for the Company, or (iii) related to the field of business of the Company, or to current or anticipated research and development.

8. Employee undertakes and covenants he will promptly disclose in confidence to the Company all Company Inventions. The Employee agrees and undertakes not to disclose to the Company any confidential information of any third party and, in the framework of his employment by the Company, not to make any use of any intellectual property rights of any third party except as expressly directed by the Company, or without the prior written consent of the Company.

9. Employee hereby irrevocably transfers and assigns to the Company all right, title and interest in and to all rights in any Company Invention, and any and all moral rights that he may have in or with respect to any Company Invention.

10. Employee agrees to assist the Company, at the Company's expense, in every proper way to obtain for the Company and enforce patents, copyrights, mask work rights, and other legal protections for the Company's rights in the Company Inventions in any and all countries. Employee will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections. Such obligation shall continue beyond the termination of Employee's engagement with the Company. Employee hereby irrevocably designates and appoints the Company and its authorized officers and agents as Employee's agent and attorney in fact, coupled with an interest to act for and on Employee's behalf and in Employee's stead to execute and file any document needed to apply for or prosecute or enforce any patent, copyright, trademark, trade secret, any applications regarding same or any other right or protection relating to any Proprietary Information (including Company Inventions) that under this Agreement are the property of the Company, and to do all other lawfully permitted acts to further the Company's rights with respect to the prosecution and issuance and enforcement of patents, copyrights, trademarks, trade secrets or any other right or protection of the Company's rights relating to any Proprietary Information (including Company Inventions) that under this Agreement are the property of the Company, with the same legal force and effect as if executed by Employee herself.

11. Without derogating from the above, the Employee shall not be entitled to any monetary or other consideration, whether in the form of royalties or otherwise, with respect to the transfer and assignment contemplated herein, including the payment of any consideration pursuant to Section 134 of the Israeli Patent Law, 1967, and hereby waives any rights he may have with respect thereto.

NON-COMPETITION

12. In consideration of Employee's terms of employment hereunder, which include special compensation for his undertakings under this Section 12 and the following Section 13, and in order to enable the Company to effectively protect its Proprietary Information, Employee agrees and undertakes that he will not, so long as the Agreement is in effect and for a period of twelve (12) months following termination of the Agreement, for any reason whatsoever, directly or indirectly, in any capacity whatsoever, engage in, become financially interested

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
in, be employed by, or have any connection with any business or venture that is engaged in any activities competing with the activities of the Company.

13. Employee agrees and undertakes that during the employment relationship and for a period of twelve (12) months following termination of this engagement for whatever reason, Employee will not, directly or indirectly, including personally or in any business in which Employee may be an officer, director or shareholder, solicit for employment any person who is employed by the Company, or any person retained by the Company as a consultant, advisor or the like who is subject to an undertaking towards the Company to refrain from engagement in activities competing with the activities of the Company (for purposes hereof, a "CONSULTANT"), or was retained as an employee or a Consultant during the six months preceding termination of Employee's employment with the Company.

REASONABLENESS OF PROTECTIVE COVENANTS

14. Insofar as the protective covenants set forth in this Schedule are concerned, Employee specifically acknowledges, stipulates and agrees as follows:
(i) the protective covenants are reasonable and necessary to protect the goodwill, property and Proprietary Information of the Company, and the operations and business of the Company; and (ii) the time duration of the protective covenants is reasonable and necessary to protect the goodwill and the operations and business of Company, and does not impose a greater restrain than is necessary to protect the goodwill or other business interests of the Company. Nevertheless, if any of the restrictions set forth in this Schedule is found by a court having jurisdiction to be unreasonable or overly-broad as to geographic area, scope or time or to be otherwise unenforceable, the parties hereto intend for the restrictions set forth in this Schedule to be reformed, modified and redefined by such court so as to be reasonable and enforceable and, as so modified by such court, to be fully enforced.

REMEDIES FOR BREACH

15. Employee acknowledges that the legal remedies for breach of the provisions of this Schedule may be found inadequate and therefore agrees that, in addition to all of the remedies available to Company in the event of a breach or a threatened breach of any of such provisions, the Company may also, in addition to any other remedies which may be available under applicable law, obtain temporary, preliminary and permanent injunctions against any and all such actions.

INTENT OF PARTIES

16. Employee recognizes and agrees: (i) that this Schedule is necessary and essential to protect the business of Company and to realize and derive all the benefits, rights and expectations of conducting Company's business; (ii) that the area and duration of the protective covenants contained herein are in all things reasonable; and (iii) that good and valuable consideration exists under the Agreement, for Employee's agreement to be bound by the provisions of this Schedule.

17. Employee's undertakings set forth in this Schedule B shall remain in full force and effect after termination of the Agreement or any renewal thereof, for any reason whatsoever, provided, however, that the provisions of Sections 12 and 13 shall in full force and effect only in the period of time detailed therein.

Orgenesis Ltd.


-------------------------------                   /s/ Jacob Ben Arie
By:                                               ------------------------------
   ----------------------------                   Jacob Ben Arie
Title:
      -------------------------

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
                                   SCHEDULE C

ORDER AND  CONFIRMATION  REGARDING  PAYMENTS OF EMPLOYERS  TO PENSION  FUNDS AND
                    INSURANCE FUNDS INSTEAD OF SEVERANCE PAY


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